Gibraltar Announces First-Quarter 2019 Financial Results
Revenues of $227.4 Million Exceeded Guidance
GAAP EPS of $0.19 and Adjusted EPS of $0.28 In Line with Expectations

Buffalo, New York, May 3, 2019 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of building products for the residential, industrial, infrastructure, and renewable energy and conservation markets, today reported its financial results for the three-month period ended March 31, 2019. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.
First-quarter Consolidated Results
Gibraltar reported the following consolidated results:

	Three Months Ended March 31,
Dollars in millions, except EPS	GAAP			Adjusted
	2019	2018	% Change	2019	2018	% Change
Net Sales	$227.4	$215.3	5.6%	$227.4	$215.3	5.6%
Net Income	$6.3	$8.4	(25.0)%	$9.2	$8.3	10.8%
Diluted EPS	$0.19	$0.26	(26.9)%	$0.28	$0.26	7.7%

The Company reported first-quarter 2019 net sales of $227.4 million, exceeding its guidance as noted in its fourth-quarter 2018 earnings release. The 5.6 percent increase was mainly due to higher demand for innovative products in the Industrial and Infrastructure and Renewable Energy and Conservation segments, and increased activity in the Infrastructure business.
GAAP and adjusted earnings were in line with guidance provided in the Company’s fourth-quarter 2018 earnings release. GAAP earnings were down year over year due to incremental costs incurred in the field to improve durability and ensure performance of our solar tracker, along with costs related to the Company’s senior leadership transition plan and the recent repayment of its Senior Subordinated 6.25% Notes. These costs were partially offset by strong demand for higher-margin innovative products in the Industrial and Infrastructure segment, ongoing benefits from 80/20 simplification initiatives and interest savings from the repayment of the Company’s 6.25% Notes. The adjusted amounts for the first quarter of 2019 and 2018 remove special items, such as restructuring costs, senior leadership transition and debt repayment costs from both periods, as further described in the appended reconciliation of adjusted financial measures.

Management Comments
“With solid performance across our businesses in the first quarter of 2019, we delivered revenues of $227 million, above our guidance, and GAAP and non-GAAP earnings of $0.19 and $0.28, respectively, in line with our expectations,” said President and Chief Executive Officer William Bosway. “By executing on our four-pillar strategy, we benefitted from higher-margin innovative products, and continued operating improvement in the Industrial & Infrastructure segment. In addition, we used cash generated in prior years to repay our outstanding debt, resulting in significant cost savings in the quarter.”
“During the quarter we saw continued demand for our innovative tracker solution,” added Bosway. “While we incurred incremental costs this quarter to improve durability and ensure performance of this product, we expect it to continue to track towards our target margin profile as we progress through the remainder of the year.”
“We have made excellent operational progress across our businesses, but our transformation is far from complete,” said Bosway. “Our focus is on driving growth by reinforcing our 80/20 simplification strategy to create additional opportunity to enhance our innovation and new product development programs. The appointment of Pat Burns to the newly created COO position will help accelerate these efforts.”

First-quarter Segment Results

Residential Products
For the first quarter, the Residential Products segment reported:

	Three Months Ended March 31,
Dollars in millions	GAAP			Adjusted
	2019	2018	% Change	2019	2018	% Change
Net Sales	$103.7	$103.9	(0.2)%	$103.7	$103.9	(0.2)%
Operating Margin	11.7%	12.7%	(100) bps	11.8%	12.6%	(80) bps

First-quarter 2019 revenues in Gibraltar’s Residential Products segment were essentially flat versus prior year, as unfavorable weather impacted demand for building products, with volume declines generally offset by selling price increases.
The first-quarter operating margin decline resulted from unfavorable product mix and volume leverage, partially offset by benefits from 80/20 simplification initiatives. The adjusted operating margin for the first quarter of 2019 and 2018 removes the special charges for restructuring initiatives under the 80/20 program from both periods.

Industrial & Infrastructure Products
For the first quarter, the Industrial & Infrastructure Products segment reported:

	Three Months Ended March 31,
Dollars in millions	GAAP			Adjusted
	2019	2018	% Change	2019	2018	% Change
Net Sales	$54.9	$54.4	0.9%	$54.9	$54.4	0.9%
Operating Margin	7.5%	4.8%	270 bps	7.5%	3.9%	360 bps

First-quarter 2019 revenues in Gibraltar’s Industrial & Infrastructure Products segment were up 1 percent year over year, driven by increased activity in the Infrastructure business and continued demand for innovative products, partially offset by lower volumes in the Industrial business for more commoditized products.

GAAP and adjusted operating margin improvement for the segment resulted from favorable product mix, higher volume leverage in the Infrastructure business, and the continued benefit from 80/20 simplification initiatives. This segment’s adjusted operating margin for the first quarter of 2019 and 2018 removes the special charges for restructuring initiatives under the 80/20 program.

Renewable Energy & Conservation
For the first quarter, the Renewable Energy & Conservation segment reported:

	Three Months Ended March 31,
Dollars in millions	GAAP			Adjusted
	2019	2018	% Change	2019	2018	% Change
Net Sales	$68.8	$57.0	20.7%	$68.8	$57.0	20.7%
Operating Margin	2.4%	7.1%	(470) bps	2.5%	7.7%	(520) bps

Renewable Energy & Conservation segment revenues were up 21 percent year over year, driven by strong demand for its innovative tracker solution and the contribution from the prior-year acquisition of SolarBOS.
GAAP and adjusted operating margins decreased as incremental costs incurred in the field to improve durability and ensure performance of the recently launched tracker solution more than offset the benefits of improved volumes. This segment’s adjusted operating margin for the first quarter of 2019 and 2018 removes the special charges for restructuring initiatives.
Business Outlook
“Looking into Q2 and beyond, we are confident in our ability to execute on our operating plans,” said Bosway. “Through key resource investments across our businesses, we are accelerating our ability to innovate and become more relevant to our customers. With solid end-market activity across our portfolio, we look forward to another year of driving profitable growth and making more money at a higher rate of return with a more efficient use of capital.”
Gibraltar is reiterating its guidance for revenues and earnings for the full year 2019. Gibraltar expects 2019 consolidated revenues to be in excess of $1 billion. GAAP EPS for full year 2019 are expected to be between $1.95 and $2.10, or $2.40 to $2.55 on an adjusted basis, compared with $1.96 and $2.14, respectively, in 2018.
For the second quarter of 2019, the Company is expecting revenue in the range of $268 million to $274 million. GAAP EPS for the second quarter 2019 are expected to be between $0.60 and $0.65, or $0.72 to $0.77 on an adjusted basis.

FY 2019 Guidance Reconciliation
Gibraltar Industries
Dollars in millions, except EPS	Operating		Income	Net	Diluted Earnings
	Income	Margin	Taxes	Income	Per Share
GAAP Measures	$93-100	9.0-9.5%	$26-28	$64-69	$1.95-2.10
Restructuring Costs	17	1.6%	3	15	$0.45

Adjusted Measures	$110-117	10.6-11.1%	$29-31	$79-84	$2.40-2.55

First-quarter Conference Call Details
Gibraltar has scheduled a conference call today starting at 9:00 a.m. ET to review its results for the first quarter of 2019. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.

About Gibraltar
Gibraltar Industries is a leading manufacturer and distributor of building products for the residential, industrial, infrastructure, and renewable energy and conservation markets. With a four-pillar strategy focused on operational improvement, product innovation, portfolio management and acquisitions, Gibraltar’s mission is to drive best-in-class performance. Gibraltar serves customers primarily throughout North America and to a lesser extent Asia. Comprehensive information about Gibraltar can be found on its website at www.gibraltar1.com.

Safe Harbor Statement
Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration and performance of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as macroeconomic factors including government monetary and trade policies, such as tariffs and expiration of tax credits along with currency fluctuations and general political conditions. Other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.
Adjusted Financial Measures
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial measures in this news release. Adjusted financial measures exclude special charges consisting of restructuring costs primarily associated with the 80/20 simplification initiative, senior leadership transition costs, debt repayment costs, and other reclassifications. These adjustments are shown in the reconciliation of adjusted financial measures excluding special charges provided in the supplemental financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than adjusted measures used by other companies.

Next Earnings Announcement
Gibraltar expects to release its financial results for the three-month period ending June 30, 2019, on Friday, July 26, 2019, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.

Contact:
Timothy Murphy
Chief Financial Officer
(716) 826-6500 ext. 3277
tfmurphy@gibraltar1.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Net Sales	$227,417	$215,337
Cost of sales	183,517	167,019
Gross profit	43,900	48,318
Selling, general, and administrative expense	33,334	34,475
Income from operations	10,566	13,843
Interest expense	2,061	3,269
Other expense (income)	589	(585)
Income before taxes	7,916	11,159
Provision for income taxes	1,571	2,807
Net income	$6,345	$8,352

Net earnings per share:
Basic	$0.20	$0.26
Diluted	$0.19	$0.26
Weighted average shares outstanding:
Basic	32,279	31,786
Diluted	32,617	32,444

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, 2019	December 31, 2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$43,509	$297,006
Accounts receivable, net	167,201	140,283
Inventories	98,594	98,913
Other current assets	8,282	8,351
Total current assets	317,586	544,553
Property, plant, and equipment, net	95,856	95,830
Operating lease assets	31,823	—
Goodwill	323,573	323,671
Acquired intangibles	94,520	96,375
Other assets	2,900	1,216
	$866,258	$1,061,645
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$84,462	$79,136
Accrued expenses	65,020	87,074
Billings in excess of cost	18,259	17,857
Current maturities of long-term debt	400	208,805
Total current liabilities	168,141	392,872
Long-term debt	1,600	1,600
Deferred income taxes	36,916	36,530
Non-current operating lease liabilities	22,751	—
Other non-current liabilities	31,017	33,950
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 33,026 shares and 32,887 shares issued and outstanding in 2019 and 2018	330	329
Additional paid-in capital	285,034	282,525
Retained earnings	346,922	338,995
Accumulated other comprehensive loss	(6,380)	(7,234)
Cost of 855 and 796 common shares held in treasury in 2019 and 2018	(20,073)	(17,922)
Total shareholders’ equity	605,833	596,693
	$866,258	$1,061,645

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Cash Flows from Operating Activities
Net income	$6,345	$8,352
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	4,941	5,189
Stock compensation expense	2,371	2,097
Exit activity recoveries, non-cash	—	(727)
Provision for deferred income taxes	393	—
Other, net	2,456	353
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(27,623)	4,947
Inventories	35	(8,907)
Other current assets and other assets	165	1,498
Accounts payable	5,332	(1,694)
Accrued expenses and other non-current liabilities	(31,903)	(33,314)
Net cash used in operating activities	(37,488)	(22,206)
Cash Flows from Investing Activities
Acquisitions, net of cash acquired	(264)	—
Net proceeds from sale of property and equipment	22	2,823
Purchases of property, plant, and equipment	(3,132)	(1,033)
Net cash (used in) provided by investing activities	(3,374)	1,790
Cash Flows from Financing Activities
Long-term debt payments	(210,000)	—
Payment of debt issuance costs	(1,235)	—
Purchase of treasury stock at market prices	(2,151)	(850)
Net proceeds from issuance of common stock	139	226
Net cash used in financing activities	(213,247)	(624)
Effect of exchange rate changes on cash	612	(499)
Net decrease in cash and cash equivalents	(253,497)	(21,539)
Cash and cash equivalents at beginning of year	297,006	222,280
Cash and cash equivalents at end of period	$43,509	$200,741

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31, 2019
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Debt Repayment	Adjusted Financial Measures
Net Sales
Residential Products	$103,709	$—	$—	$—	$103,709
Industrial & Infrastructure Products	55,188	—	—	—	55,188
Less Inter-Segment Sales	(317)	—	—	—	(317)
	54,871	—	—	—	54,871
Renewable Energy & Conservation	68,837	—	—	—	68,837
Consolidated sales	227,417	—	—	—	227,417

Income from operations
Residential Products	12,090	151	—	—	12,241
Industrial & Infrastructure Products	4,129	(33)	—	—	4,096
Renewable Energy & Conservation	1,632	94	—	—	1,726
Segments Income	17,851	212	—	—	18,063
Unallocated corporate expense	(7,285)	7	2,495	—	(4,783)
Consolidated income from operations	10,566	219	2,495	—	13,280

Interest expense	2,061	—	—	(1,041)	1,020
Other expense	589	—	—	—	589
Income before income taxes	7,916	219	2,495	1,041	11,671
Provision for income taxes	1,571	54	621	260	2,506
Income from continuing operations	$6,345	$165	$1,874	$781	$9,165
Income from continuing operations per share - diluted	$0.19	$0.01	$0.06	$0.02	$0.28

Operating margin
Residential Products	11.7%	0.1%	—%	—%	11.8%
Industrial & Infrastructure Products	7.5%	(0.1)%	—%	—%	7.5%
Renewable Energy & Conservation	2.4%	0.1%	—%	—%	2.5%
Segments Margin	7.8%	0.1%	—%	—%	7.9%
Consolidated	4.6%	0.1%	1.1%	—%	5.8%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31, 2018
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Tax Reform	Adjusted Financial Measures
Net Sales
Residential Products	$103,948	$—	$—	$—	$103,948
Industrial & Infrastructure Products	54,624	—	—	—	54,624
Less Inter-Segment Sales	(221)	—	—	—	(221)
	54,403	—	—	—	54,403
Renewable Energy & Conservation	56,986	—	—	—	56,986
Consolidated sales	215,337	—	—	—	215,337

Income from operations
Residential Products	13,238	(166)	—	—	13,072
Industrial & Infrastructure Products	2,602	(485)	—	—	2,117
Renewable Energy & Conservation	4,062	136	178	—	4,376
Segments income	19,902	(515)	178	—	19,565
Unallocated corporate expense	(6,059)	44	305	—	(5,710)
Consolidated income from operations	13,843	(471)	483	—	13,855

Interest expense	3,269	—	—	—	3,269
Other income	(585)	—	—	—	(585)
Income before income taxes	11,159	(471)	483	—	11,171
Provision for income taxes	2,807	(146)	130	68	2,859
Net income	$8,352	$(325)	$353	$(68)	$8,312
Net earnings per share - diluted	$0.26	$(0.01)	$0.01	$—	$0.26

Operating margin
Residential Products	12.7%	(0.2)%	—%	—%	12.6%
Industrial & Infrastructure Products	4.8%	(0.9)%	—%	—%	3.9%
Renewable Energy & Conservation	7.1%	0.2%	0.3%	—%	7.7%
Segments margin	9.2%	(0.2)%	0.1%	—%	9.1%
Consolidated	6.4%	(0.2)%	0.2%	—%	6.4%